Exhibit 3(i)


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BANKERS TRUST CORPORATION

                Under Section 807 of the Business Corporation Law

The undersigned, being respectively the president and the secretary of Bankers Trust Corporation, a New York corporation, hereby certify that:

      1. The name of the corporation is Bankers Trust Corporation, and the name under which it was formed was BT New York Corporation.

      2. The certificate of incorporation was filed by the Department of State on the 12th of May, 1965.

      3. The text of the certificate of incorporation is hereby amended to (i) change the purposes of the corporation, (ii) change the authorized stock of the corporation by (A) deleting 299,999,800 of the shares of common stock, par value $1.00 per share, (B) deleting 9,809,900 of the shares, without par value, designated as Series Preferred Stock, (C) deleting paragraph (b) of Article FOURTH, which sets forth certain rights, preferences and limitations of the common stock, (D) deleting paragraph (c) of Article FOURTH, which contains certain general provisions, and (E) deleting paragraph (d) of Article FOURTH, which contains all matters set forth in the certificate of incorporation with respect to Series C Junior Participating Preferred Stock, none of the authorized shares of which are presently outstanding, (iii) change the process address, and
(iv) designate a registered agent. The text of the certificate of incorporation is hereby amended to read as herein set forth in full:


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

      FIRST: The name of the corporation is BANKERS TRUST CORPORATION.

      SECOND: The purposes for which it is formed are as follows:

            The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided, however, that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without first obtaining the consent of such body.

      THIRD: The office of the corporation in the State of New York is to be located in the City of New York, County of New York.

      FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 190,300 divided into 190,100 shares without par value designated as Series Preferred Stock and 200 shares of common stock, par value $
1.00 per share.

      (A) Series Preferred Stock

      1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularity of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article FOURTH to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including but without limiting the generality of the foregoing, the following:

            (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;


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

            (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

            (iii) Whether or not the shares of such series shall be redeemable, at the option of the corporation, the holder or another person or upon the happening of a specified event and, if redeemable, the date or dates upon which of after which they shall be redeemable, the cash, property, indebtedness or securities for which each share shall be redeemable and the redemption prices or rates and adjustment thereto;

            (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (v) The amount per share payable on the shares of such series upon the voluntary and involuntary Liquidation, dissolution or winding up of the corporation;

            (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

            (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Certificate of Incorporation of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.

            With respect to all shares of Series Preferred Stock issued prior to April 23, 1998, all Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. With respect to all shares of Series Preferred Stock issued prior to April 23, 1998, all shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article FOURTH any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to (vii) inclusive above.

            With respect to any series of Series Preferred Stock authorized or issued on or after April 23, 1998, except to the extent otherwise required by law, shares of any


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

      series of Series Preferred Stock may have the same or different relative rights, preferences and limitations and each series of Series Preferred Stock may have the same or different relative rights, preferences and limitations, in each case, as determined by the Board of Directors.

      2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the corporation legally available therefor.

      With respect to all shares of Series Preferred Stock issued prior to April 23, 1998, all shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

      With respect to all shares of Series Preferred Stock authorized or issued on or after April 23, 1998, the Board of Directors may authorize and issue series of Series Preferred Stock that do not share ratably in the payment of dividends and may fix the relative rights of each series of Series Preferred Stock to receive dividends.

      3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

      4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with


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

the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. With respect to all shares of Series Preferred Stock issued prior to April 23, 1998, if, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of Common Stock.

      With respect to all shares of Series Preferred Stock authorized or issued on or after April 23, 1998, the Board of Directors may authorize and issue series of Series Preferred Stock that do not share ratably in the payment of amounts upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

      5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section
(A) of this Article FOURTH, the corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.

      6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration or by way of dividend.

      (B) Provisions relating to the Series Q Preferred Stock.

      1. Designation. The distinctive serial designation of the series established hereby shall be "Adjustable Rate Cumulative Preferred Stock, Series Q" (hereinafter called the "Series Q Preferred Stock").

      2. Number. The number of shares of Series Q Preferred Stock shall initially be 80,000, which number may not be increased, but may from time to time be


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

decreased (but not below the number of shares of Series Q Preferred Stock then outstanding) by a resolution duly adopted by the Board of Directors of the corporation. Shares of Series Q Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be canceled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

      3. Dividends. (a) Holders of shares of Series Q Preferred Stock shall be entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares to and including May 31, 1994 (the "Initial Dividend Period"), and for each dividends period commencing on each March 1, June 1, September 1 and December 1 thereafter, and ending on and including the day next preceding the first day of the next dividend period (such Initial Dividend Period and each of such other periods being hereinafter referred to as a "Dividend Period") at a rate per annum for each Dividend Period equal to the Applicable Rate (as defined in paragraph 4 below) in respect of such Dividend Period. The amount of dividends per share payable for the Initial Dividend Period and for any portion of any other Dividend Period less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the Dividend Period for which the dividends are payable, and by multiplying the Applicable Rate with respect to each Dividend Period, by $2,500.

      Dividends as provided for in this paragraph 3 will accrue from the date of original issuance and will be payable when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, quarterly on March 1, June 1, September 1 and December 1 in each year, commencing June 1, 1994 (each, a "Dividend Payment Date"), to the holders of record on such respective dates, not exceeding 30 days preceding the related Dividend Payment Date, as may be determined by the Board of Directors of the corporation, or a duly authorized committee of the Board of Directors, in advance of such Dividend Payment Date. Dividends as provided for in this paragraph 3, to the extent not declared and paid for any past Dividend Periods, may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date therefor, as may be fixed by the Board of Directors of the corporation, or a duly authorized committee of the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend that is not paid when it accrues.

      (b) No dividend shall be declared and paid or set apart for payment on any share of Series Q Preferred Stock or any share of any other series of Series Preferred Stock or any share of any class of stock, or series thereof, ranking on a parity with the Series Q Preferred Stock as to dividends, for any Dividend Period unless at the same time a like proportionate dividend for the same Dividend Period, ratably in proportion to the respective dividends applicable thereto (adjusted in the case of the Initial Dividend Period to reflect the


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

length of such period), shall be declared and paid or set apart for payment on all shares of Series Q Preferred Stock and all shares of all other series of Series Preferred Stock and all shares of any class, or series thereof, ranking on a parity with the Series Q Preferred Stock as to dividends, then issued and outstanding and entitled to receive dividends. Holders of shares of Series Q Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series Q Preferred Stock.

      (c) So long as any shares of Series Q Preferred Stock shall be outstanding, unless the full cumulative dividends on all outstanding shares of Series Q Preferred Stock shall have been declared and paid or set apart for payment for all past Dividend Periods and except as provided in paragraph 3(b),
(i) no dividend (other than a dividend in Common Stock or in any other stock of the corporation ranking junior to the Series Q Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up) shall be declared and paid or set apart for payment, or other distribution declared or made, on the Common Stock or on any other stock ranking junior to or on a parity with Series Q Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) no shares of Common Stock or shares of any other stock of the corporation ranking junior to or on a parity with Series Q Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the corporation or any subsidiary of the corporation (nor shall any moneys be paid to or made available for a sinking or other fund for the redemption, purchase or other acquisition of any shares of any such stock), other than by conversion into or exchange for Common Stock or any other stock of the corporation ranking junior to Series Q Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up.

      4. Applicable Rate. (a) The dividend rate per annum referred to in paragraph 3(a) for any Dividend Period (the "Applicable Rate") shall be equal to
(i) in the case of the Initial Dividend Period, 5.90% per annum and (ii) in the case of any Dividend Period subsequent to the Initial Dividend Period, 10-1/2% per annum; provided, however, that if a lower dividend rate for any such Dividend Period would result, then the Applicable Rate for such Dividend Period shall be equal to 85% of the Effective Rate (as defined below), but in no event less than 4-1/2% per annum. The "Effective Rate" for any Dividend Period shall be equal to 25 basis points over the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the corporation determines in good faith that for any reason:

            (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to 25 basis points above the higher of whichever two such Rates can be so determined;


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

            (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to 25 basis points above whichever such Rate can be so determined; or

            (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

      Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury bills, as published weekly by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series Q Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a weekly per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If the corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by


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

the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 not more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by the corporation.

      Except as provided below in this paragraph, the, "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, as defined below (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series Q Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during any such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a weekly per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be


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

generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by the corporation.

      Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields, as defined below (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series Q Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during any such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. government securities selected by the corporation.

      The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.


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

      (b) The Applicable Rate with respect to each Dividend Period commencing after the Initial Dividend Period will be calculated as promptly as practicable by the corporation according to the appropriate method described herein. The corporation will cause each such Applicable Rate (separately identifying the Effective Rate) to be published in a daily newspaper of general circulation in The City of New York prior to the commencement of the first Dividend Period to which it applies and will cause notice of such Applicable Rate (separately identifying The Effective Rate) to be included with the dividend payment checks next mailed to the holders of the Series Q Preferred Stock.

      (c) For purposes of this paragraph 4, the per annum market discount rates for three-month U.S. Treasury bills shall be secondary market rates (quoted on a bank-discount basis), and the term:

            (i)  "Calendar Period" shall mean 14 calendar days;

            (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

            (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

            (iv) "Thirty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

      5. Liquidation. (a) Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Series Q Preferred Stock shall be entitled to receive in full out of the net assets of the corporation or the proceeds thereof, whether from capital or surplus, before any payment or distribution shall be made or set aside for payment on the Common Stock or on any other class or series of stock ranking junior to Series Q Preferred Stock as to distribution of assets upon such liquidation, dissolution or winding up, liquidating distributions in the amount of $2,500.00 per share, plus in each case an amount equal to accrued and unpaid dividends (whether or not declared) to the date of final distribution (the "Liquidation Preference").

      (b) In the event the assets of the corporation, or the proceeds thereof, available for distribution to the holders of shares of Series Q Preferred Stock upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, shall be insufficient to pay the full Liquidation Preference to which such holders are entitled pursuant to paragraph 5(a), no such distribution shall be made on account of any shares of any


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

other series of Series Preferred Stock or any other class of stock, or series thereof ranking on a parity with the shares of Series Q Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, unless proportionate distributive amounts shall be paid on account of the shares of Series Q Preferred Stock, ratably in proportion to the preferential sums which would be payable in such distribution if all sums payable in respect of the shares of all series of Series Preferred Stock and any such other class or series as aforesaid were paid in full.

      (c) After the payment to the holders of the shares of Series Q Preferred Stock of the full Liquidation Preference, the holders of shares of Series Q Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the corporation, or the proceeds thereof.

      (d) A consolidation or merger of the corporation with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 5.

      6. Redemption. (a) Issued and outstanding shares of Series Q Preferred Stock shall be redeemable, at the option of the corporation, as a whole or from time to time in part, at any time on or after March 1, 1999 at a redemption price of $2,500.00 per share, plus, in each case, an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (b)(i) In the event the corporation shall redeem shares of Series Q Preferred Stock, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not more than 60 nor less than 30 days prior to the date fixed for redemption, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the corporation. Each such notice shall state: (A) the date fixed for redemption; (B) the number of shares of Series Q Preferred Stock to be redeemed and, if less than all of the shares of Series Q Preferred Stock held by such holder are to be redeemed, the number of such shares (and the certificate numbers of such shares) to be redeemed from such holder; (C) the redemption price (specifying the amount of accrued and unpaid dividends to be included therein) and the manner in which such redemption price is to be paid and delivered; (D) the place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for such shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of Series Q Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of Series Q Preferred Stock to be so redeemed.

      (ii) Notice having been mailed as aforesaid, from and after the date fixed for redemption (unless default shall be made by the corporation in providing funds for the payment of the redemption price), dividends on the shares of Series Q Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of Series Q Preferred Stock (except the right to receive from the corporation the redemption price, but without interest) shall cease. The corporation's obligation to provide funds in accordance with the preceding sentence shall be deemed fulfilled if, on or before 12:00 noon, New York City time on the date fixed for redemption, the corporation shall deposit with a paying agent (which may be an affiliate of the corporation) (a "Paying Agent"), which shall be a bank or trust company organized and in good standing under the laws of the United States or the State of New York having an office or agency in the Borough of Manhattan, The City of New York, and having, together with its corporate parent, capital, surplus and undivided profits aggregating at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions and authorization that such funds be applied to the redemption of the shares of Series Q Preferred Stock so called for redemption upon surrender of certificates for such shares (properly endorsed or assigned for transfer).

      (iii) If such notice of redemption shall have been duly mailed or if the corporation shall have given to a Paying Agent irrevocable authorization promptly to mail such notice, and if, on or before 12:00 noon, New York City time on the redemption date specified therein, the funds necessary for such redemption shall have been deposited by the corporation with such Paying Agent in trust for the pro rata benefit of the holders of the shares of Series Q Preferred Stock called for redemption, together with irrevocable instructions that such funds be applied to such redemption, then, notwithstanding that any certificate for shares of Series Q Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares of Series Q Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares of Series Q Preferred Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive from such Paying Agent at any time after the time of such deposit the funds so deposited, without any interest thereon.

      (iv) Any interest accrued on funds deposited with a Paying Agent in connection with any redemption of shares of Series Q Preferred Stock shall be paid to the corporation from time to time and the holders of any such shares to be redeemed with such money shall have no claim to any such interest. Any funds deposited and unclaimed at the end of two years from any redemption date shall be repaid or released to the corporation, after which the holder or holders of shares of Series Q Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price, without any interest thereon.

      (c) Upon surrender in accordance with such notice of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the corporation at the applicable redemption price. If fewer than all the outstanding shares of Series Q Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the corporation.

      (d) In no event shall the corporation redeem, purchase or otherwise acquire fewer than all the outstanding shares of Series Q Preferred Stock unless full cumulative dividends shall have been declared and paid or set apart for payment on all outstanding shares of Series Q Preferred Stock for all prior Dividend Periods; provided, however, that the foregoing shall not prevent, if otherwise permitted, the purchase or acquisition of shares of Series Q Preferred Stock pursuant to a tender or exchange offer made on the same terms to holders of all the outstanding shares of Series Q Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' addresses as the same appear on the books of the corporation; and provided further, however, that if some, but fewer than all, of the shares of Series Q Preferred Stock are to be purchased or otherwise acquired pursuant to such tender or exchange offer and the number of shares so tendered exceeds the number of shares so to be purchased or otherwise acquired by the corporation, the shares of Series Q Preferred Stock so tendered shall be Purchased or otherwise acquired by the corporation on a pro rata basis (with adjustments to eliminate fractions) according to the number of such shares duly tendered by each holder so tendering shares of Series Q Preferred Stock for such purchase or exchange.

      7. Conversion and Exchange. The holders of shares of Series Q Preferred Stock shall not have any rights to convert such shares into or to exchange such shares for shares of Common Stock or any other stock of the corporation.

      8. Voting Rights. (a) Except as hereinafter in this paragraph 8 expressly provided and as otherwise from time to time required by the laws of the State of New York, the Series Q Preferred Stock shall not have any voting rights.

      (b) Whenever, at any time or times, dividends payable on shares of Series Q Preferred Stock shall be in arrears in an amount equivalent to dividends for six full Dividend Periods, then, immediately upon the happening of such event, the number of directors of the corporation shall be increased by two and the holders of outstanding shares of Series Q Preferred Stock shall have the right, voting together as a single class with holders of shares of any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, to the exclusion of the holders of the

Common Stock, the holders of any other series of Series Preferred Stock upon which such voting rights have not been conferred or are not then exercisable, and the holders of any other stock of the corporation having general voting rights, to vote for the election of two members of the Board of Directors of the corporation to fill such newly created directorships, until all dividends in arrears on the Series Q Preferred Stock have been declared and paid or set apart for payment in full. The right of the holders of Series Q Preferred Stock to elect members of the Board of Directors of the corporation as aforesaid shall continue until such time as all dividends in arrears on the Series Q Preferred Stock shall have been declared and paid or set apart for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent arrearage in the amount above mentioned. Upon any termination of the right of such holders to elect directors as herein provided, the term of office of all directors then in office elected thereby, and the vacancies created pursuant to this paragraph 8(b), shall terminate immediately. Any director who shall have been so elected pursuant to this paragraph 8(b) may be removed at any time, with or without cause, and any vacancy thereby created may be filled, only by the affirmative vote of the holders of Series Q Preferred Stock voting together as a single class with the holders of shares of any other series of Series Preferred Stock upon which like voting rights have been conferred and are then exercisable. If the office of any director so elected pursuant to this paragraph 8(b) becomes vacant for any reason other than removal from office as aforesaid, the remaining director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

      (c) So long as any shares of Series Q Preferred Stock shall be outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of (a) the holders of at least 66-2/3% of the shares of Series Q Preferred Stock and (b) the holders of at least a majority of the shares of Series Q Preferred Stock and of any other series of Series Preferred Stork then outstanding upon which like voting rights have been conferred and are then exercisable, voting together as a single class, in each case given in person or by proxy either in writing or by resolution at any special or annual meeting called for the purpose, shall be necessary to authorize, permit, effect or validate any one or more of the following:

            (i) the authorization or any increase in the authorized amount of any class of stock, or the establishment or designation of any series of stock (unless the class of which such series is a part has been authorized previously pursuant to this paragraph 8(c)(i)), or the issuance or sale of any obligation, security or instrument convertible into, exchangeable for, or evidencing the right to purchase, acquire or subscribe for shares of a class or series of stock, if such class or series of stock ranks prior to the Series Q Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up (unless the class or series has been authorized previously pursuant to this paragraph 8 (c) (i)), and

            (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the certificate of incorporation as amended hereby, which would materially and adversely affect any right, preference, privilege or voting rights of the Series Preferred Stock then outstanding; provided, however, that in the event that any such amendment, alteration or repeal would materially and adversely affect the rights of only the Series Q Preferred Stock, then such amendment, alteration or repeal may be effected only with the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series Q Preferred Stock then outstanding; provided further, however, that the authorization, establishment, designation, issuance or sale of other Series Preferred Stock shall not have, or be deemed to have, such material adverse effect; and provided further, however, that an increase in the authorized amount of Series Preferred Stock, or the authorization, establishment, designation, issuance or sale of any shares of stock that do not rank prior to the Series Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, shall not have, or be deemed to have, such material adverse effect.

      In addition, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least a majority of the shares of Series Q Preferred Stock and any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, voting together as a single class, given in person or by proxy either in writing or by resolution at any special or annual meeting called for the purpose, shall be necessary to authorize an increase in the authorized amount of the Series Preferred Stock or the new class of serial preferred stock of the corporation authorized by the stockholders of the corporation prior to the creation of the Series Q Preferred Stock (the "Serial Preferred Stock"), or the creation of a class of stock that would rank pari passu with the Series Preferred Stock or the Serial Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, or to authorize, permit, effect or validate the voluntary liquidation, dissolution or winding up of the corporation; provided, however, that a consolidation or merger of the corporation with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph.

      (d) The foregoing provisions regarding voting rights shall not apply if, at or prior to the time when the act with respect to which such provisions would otherwise apply to a vote required to effect such act, (i) all shares of Series Q Preferred Stock then outstanding shall have been redeemed or called for redemption and sufficient funds, together with irrevocable instructions to the Paying Agent to apply such funds, shall have been deposited in trust to effect such redemption in accordance with paragraph 6(b)(ii) and 6(b)(iii), or (ii) all shares of Series Q Preferred Stock have been purchased or otherwise acquired and canceled.

      (e) Holders of Series Q Preferred Stock, and the holders of shares of any other series of Series Preferred Stock upon which like voting rights have been conferred and are then exercisable (other than the Series C Junior Participating Preferred Stock), shall be entitled to one vote for each share of such stock held on matters as to which such holders shall be entitled to vote.

      9. Definitions. For purposes hereof, any class or series of stock of the corporation shall be deemed to rank:

            (i) prior to the Series Q Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series Q Preferred Stock;

            (ii) on a parity with the Series Q Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, redemption prices or liquidation preferences per share thereof are different from those of the Series Q Preferred Stock, if the holders of such class or series of stock and of the Series Q Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend amounts or liquidation preferences, without preference or priority to the holders of Series Q Preferred Stock; and

            (iii) junior to the Series Q Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of the Series Q Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

      (C) Provisions relating to the Series R Preferred Stock.

      1. Designation, The distinctive serial designation of the series established hereby shall be "Adjustable Rate Cumulative Preferred Stock, Series R" (hereinafter called the "Series R Preferred Stock").

      2. Number. The number of shares of Series R Preferred Stock shall initially be 60,000, which number may not be increased, but may from time to time be decreased (but not below the number of shares of Series R Preferred Stock then outstanding) by a resolution duly adopted by the Board of Directors of the corporation. Shares of Series R Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be canceled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

      3. Dividends. (a) Holders of shares of Series R Preferred Stock shall be entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares to and including November 30, 1994 (the "Initial Dividend Period"), and for each dividend period commencing on each March 1, June 1, September 1 and December 1 thereafter, and ending on and including the day next preceding the first day of the next dividend period (such Initial Dividend Period and each of such other periods being hereinafter referred to as a "Dividend Period") at a rate per annum for each Dividend Period equal to the Applicable Rate (as defined in paragraph 4 below) in respect of such Dividend Period. The amount of dividends per share payable for the Initial Dividend Period and for any portion of any other Dividend Period less than a full Dividend Period shall be computed on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period for which the dividends are payable, and by multiplying the Applicable Rate with respect to each Dividend Period, by $2,500.

      Dividends as provided for in this paragraph 3 will accrue from the date of original issuance and will be payable when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, quarterly on March 1, June 1, September 1 and December 1 in each year, commencing December 1, 1994 (each, a "Dividend Payment Date"), to the holders of record on such respective dates, not exceeding 30 days preceding the related Dividend Payment Date, as may be determined by the Board of Directors of the corporation, or a duly authorized committee of the Board of Directors, in advance of such Dividend Payment Date. Dividends as provided for in this paragraph 3, to the extent not declared and paid for any past Dividend Periods, may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date therefor, as may be fixed by the Board of Directors of the corporation, or a duly authorized committee of the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend that is not paid when it accrues.

      (b) No dividend shall be declared and paid or set apart for payment on any share of Series R Preferred Stock or any share of any other series of Series Preferred Stock or any share of any class of stock, or series thereof, ranking on a parity with the Series R Preferred Stock as to dividends, for any Dividend Period unless at the same time a like proportionate dividend for the same Dividend Period, ratably in proportion to the respective dividends applicable thereto (adjusted in the case of the Initial Dividend Period to reflect the length of such period), shall be declared and paid or set apart for payment on all shares of Series R Preferred Stock and all shares of all other series of Series Preferred Stock and all shares of any class, or series thereof, ranking on a parity with the Series R Preferred Stock as to dividends, then issued and outstanding and entitled to receive dividends. Holders of shares of Series R Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series R Preferred Stock.

      (c) So long as any shares of Series R Preferred Stock shall be outstanding, unless the full cumulative dividends on all outstanding shares of Series R Preferred Stock shall have been declared and paid or set apart for payment for all past Dividend Periods and except as provided in paragraph 3(b),
(i) no dividend (other than a dividend in Common Stock or in any other stock of the corporation ranking junior to the Series R Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up) shall be declared and paid or set apart for payment, or other distribution declared or made, on the Common Stock or on any other stock ranking junior to or on a parity with Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) no shares of Common Stock or shares of any other stock of the corporation ranking junior to or on a parity with Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the corporation or any subsidiary of the corporation (nor shall any moneys be paid to or made available for a sinking or other fund for the redemption, purchase or other acquisition of any shares of any such stock), other than by conversion into or exchange for Common Stock or any other stock of the corporation ranking junior to Series R Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up.

      4. Applicable Rate. (a) The dividend rate per annum referred to in paragraph 3(a) for any Dividend Period (the "Applicable Rate") shall be equal to
(i) in the case of the Initial Dividend Period, 6.42% per annum and (ii) in the case of any Dividend Period subsequent to the Initial Dividend Period, 10-1/2% per annum; provided, however, that if a lower dividend rate for any such Dividend Period would result, then the Applicable Rate for such Dividend Period shall be equal to 84.5% of the Effective Rate (as defined below), but in no event less than 4-1/2% per annum. The "Effective Rate" for any Dividend Period shall be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the corporation determines in good faith that for any reason:

            (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two such Rates can be so determined;

            (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any Dividend

      Period, then the Effective Rate for such Dividend Period will be equal to whichever such Rate can be so determined; or

            (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

      Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury bills, as published weekly by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series R Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a weekly per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If the corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by the corporation.

      Except as provided below in this paragraph the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, as defined below (or the one weekly per annum Ten year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series R Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during any such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a weekly per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by the corporation.

      Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields, as defined below (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series R Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during any such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. government securities selected by the corporation.

      The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

      (b) The Applicable Rate with respect to each Dividend Period commencing after the Initial Dividend Period will be calculated as promptly as practicable by the corporation according to the appropriate method described herein. The corporation will cause each such Applicable Rate to be published in a daily newspaper of general circulation in The City of New York prior to the commencement of the first Dividend Period to which it applies and will cause notice of such Applicable Rate to be included with the dividend payment checks next mailed to the holders of the Series R Preferred Stock .

      (c) For purposes of this paragraph 4, the per annum market discount rates for three-month U.S. Treasury bills shall be secondary market rates (quoted on a bank-discount basis), and the term:

            (i) "Calendar Period" shall mean 14 calendar days;

            (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

            (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

            (iv) "Thirty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

      5. Liquidation. (a) Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Series R Preferred Stock shall be entitled to receive in full out of the net assets of the corporation or the proceeds thereof, whether from capital or surplus, before any payment or distribution shall be made or set aside for payment on the Common Stock or on any other class or series of stock ranking junior to Series R Preferred Stock as to distribution of assets upon such liquidation, dissolution or winding up, liquidating distributions in the amount of $2,500.00 per share, plus in each case an amount equal to accrued and unpaid dividends (whether or not declared) to the date of final distribution (the "Liquidation Preference").

      (b) In the event the assets of the corporation, or the proceeds thereof, available for distribution to the holders of shares of Series R Preferred Stock upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, shall be insufficient to pay the full Liquidation Preference to which such holders are entitled pursuant to paragraph 5(a), no such distribution shall be made on account of any shares of any other series of Series Preferred Stock or any other class of stock, or series thereof, ranking on a parity with the shares of Series R Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, unless proportionate distributive amounts shall be paid on account of the shares of Series R Preferred Stock, ratably in proportion to the preferential sums which would be payable in such distribution if all sums payable in respect of the shares of all series of Series Preferred Stock and any such other class or series as aforesaid were paid in full.

      (c) After the payment to the holders of the shares of Series R Preferred Stock of the full Liquidation Preference, the holders of shares of Series R Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the corporation, or the proceeds thereof.

      (d) A consolidation or merger of the corporation with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 5.

      6. Redemption. (a) Issued and outstanding shares of Series R Preferred Stock shall be redeemable, at the option of the corporation, as a whole or from time to time in part, at any time on or after September 1, 1999 at a redemption price of $2,500.00 per share, plus, in each case, an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      (b)(i) In the event the corporation shall redeem shares of Series R Preferred Stock, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not more than 60 nor less thin 30 days prior to the date fixed for redemption, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the corporation. Each such notice shall state: (A) the date fixed for redemption; (B) the number of shares of Series R preferred Stock to be redeemed and, if less than all of the shares of Series R Preferred Stock held by such holder are to be redeemed, the number of such shares (and the certificate numbers of such shares) to be redeemed from such holder, (C) the redemption price (specifying the amount of accrued and unpaid dividends to be included therein) and the manner in which such redemption price is to be paid and delivered, (D) the place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for such shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of Series R Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of Series R Preferred Stock to be so redeemed.

      (ii) Notice having been mailed as aforesaid, from and after the date fixed for redemption (unless default shall be made by the corporation in providing funds for the payment of the redemption price), dividends on the shares of Series R Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of Series R Preferred Stock (except the right to receive from the corporation the redemption price, but without interest) shall cease. The corporation's obligation to provide funds in accordance with the preceding sentence shall be deemed fulfilled if, on or before 12:00 noon, New York City time on the date fixed for redemption, the corporation shall deposit with a paying agent (which may be an affiliate of the corporation) (a "Paying Agent"), which shall be a bank or trust company organized and in good standing under the laws of the United States or the State of New York having an office or agency in the Borough of Manhattan, The City of New York, and having, together with its corporate parent, capital, surplus and undivided profits aggregating at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions and authorization that such funds be applied to the redemption of the shares of Series R Preferred Stock so called for redemption upon surrender of certificates for such shares (properly endorsed or assigned for transfer).

      (iii) If such notice of redemption shall have been duly mailed or if the corporation shall have given to a Paying Agent irrevocable authorization promptly to mail such notice, and if, on or before 12:00 noon, New York City time on the redemption date specified therein, the funds necessary for such redemption shall have been deposited by the corporation with such Paying Agent in trust for the pro rata benefit of the holders of the shares of Series R Preferred Stock called for redemption, together with irrevocable instructions that such funds be applied to such redemption, then, notwithstanding that any certificate for shares of Series R Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares of Series R Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares of Series R Preferred Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive from such Paying Agent at any time after the time of such deposit the funds so deposited, without any interest thereon.

      (iv) Any interest accrued on funds deposited with a Paying Agent in connection with any redemption of shares of Series R Preferred Stock shall be paid to the corporation from time to time and the holders of any such shares to be redeemed with such money shall have no claim to any such interest. Any funds deposited and unclaimed at the end of two years from any redemption date shall be repaid or released to the corporation, after which the holder or holders of shares of Series R Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price, without any interest thereon.

      (c) Upon surrender in accordance with such notice of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the corporation at the applicable redemption price. If fewer than all the outstanding shares of Series R Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation.

      (d) In no event shall the corporation redeem, purchase or otherwise acquire fewer than all the outstanding shares of Series R Preferred Stock unless full cumulative dividends shall have been declared and paid or set apart for payment on all outstanding shares of Series R Preferred Stock for all prior Dividend Periods; provided, however, that the foregoing shall not prevent, if otherwise permitted, the purchase or acquisition of shares of Series R Preferred Stock pursuant to a tender or exchange offer made on the same terms to holders of all the outstanding shares of Series R Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' addresses as the same appear on the books of the corporation; and provided further, however, that if some, but fewer than all, of the shares of Series R Preferred Stock are to be purchased or otherwise acquired pursuant to such tender or exchange offer and the number of shares so tendered exceeds the number of shares so to be purchased or otherwise acquired by the corporation, the shares of Series R Preferred Stock so tendered shall be purchased or otherwise acquired by the corporation on a pro rata basis (with adjustments to eliminate fractions) according to the number of such shares duly tendered by each holder so tendering shares of Series R Preferred Stock for such purchase or exchange.

      7. Conversion and Exchange. The holders of shares of Series R Preferred Stock shall not have any rights to convert such shares into or to exchange such shares for shares of Common Stock or any other stock of the corporation.

      8. Voting Rights. (a) Except as hereinafter in this paragraph 8 expressly provided and as otherwise from time to time required by the laws of the State of New York, the Series R Preferred Stock shall not have any voting rights.

      (b) Whenever, at any time or times, dividends payable on shares of Series R Preferred Stock shall be in arrears in an amount equivalent to dividends for six full Dividend Periods, then, immediately upon the happening of such event, the number of directors of the corporation shall be increased by two and the holders of outstanding shares of Series R Preferred Stock shall have the right, voting together as a single class with holders of shares of any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, to the exclusion of the holders of the Common Stock, the holders of any other series of Series Preferred Stock upon which such voting rights have not been conferred or are not then exercisable, and the holders of any other stock of the corporation having general voting rights, to vote for the election of two members of the Board of Directors of the corporation to fill such newly created directorships, until all dividends in arrears on the Series R Preferred Stock have been declared and paid or set apart for payment in full. The right of the holders of Series R Preferred Stock to elect members of the Board of Directors of the corporation as aforesaid shall continue until such time as all dividends in arrears on the Series R Preferred Stock shall have been declared and paid or set apart for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent arrearage in the amount above mentioned. Upon any termination of the right of such holders to elect directors as herein provided, the term of office of all directors then in office elected thereby, and the vacancies created pursuant to this paragraph 8(b), shall terminate immediately. Any director who shall have been so elected pursuant to this paragraph 8(b) may be removed at any time, with or without cause, and any vacancy thereby created may be filled, only by the affirmative vote of the holders of Series R Preferred Stock voting together as a single class with the holders of shares of any other series of Series Preferred Stock upon which like voting rights have been conferred and are then exercisable. If the office of any director so elected pursuant to this paragraph 8(b) becomes vacant for any reason other than removal from office as aforesaid, the remaining director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

      (c) So long as any shares of Series R Preferred Stock shall be outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of (a) the holders of at least 66-2/3% of the shares of Series R Preferred Stock and (b) the holders of at least a majority of the shares of Series R Preferred Stock and of any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, voting together as a single class, in each case given in person or by proxy either in writing or by resolution at any special or annual meeting called for the purpose, shall be necessary to authorize, permit, effect or validate any one or more of the following:

            (i) the authorization or any increase in the authorized amount of any class of stock, or the establishment or designation of any series of stock (unless the class of which such series is a pan has been authorized previously pursuant to this paragraph 8(c) (i)), or the issuance or sale of any obligation, security or instrument convertible into, exchangeable for, or evidencing the right to purchase, acquire or subscribe for shares of a class or series of stock, if such class or series of stock ranks prior to the Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up (unless the class or series has been authorized previously pursuant to this paragraph 8 (c)
      (i)), and

            (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the certificate of incorporation, as amended hereby, which would materially and adversely affect any right, preference, privilege or voting rights of the Series Preferred Stock then outstanding; provided, however, that in the event that any such amendment, alteration or repeal would materially and adversely affect the rights of only the Series R Preferred Stock, then such amendment, alteration or repeal may be effected only with the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series R Preferred Stock then outstanding; provided further, however, that the authorization, establishment, designation, issuance or sale of other Series Preferred Stock shall not have, or be deemed to have, such material adverse effect; and provided further, however, that an increase in the authorized amount of Series Preferred Stock, or the authorization, establishment, designation, issuance or sale of any shares of stock that do not rank prior to the Series Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, shall not have, or be deemed to have, such material adverse effect.

      In addition, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least a majority of the shares of Series R Preferred Stock and any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, voting together as a single class, given in person or by proxy either in writing or by resolution at any special or annual meeting called for the purpose, shall be necessary to authorize an increase in the authorized amount of the Series Preferred Stock or the new class of serial preferred stock of the corporation authorized by the shareholders of the corporation prior to the creation of the Series R Preferred Stock (the "Serial Preferred Stock"), or the creation of a class of stock that would rank pari passu with the Series Preferred Stock or the Serial Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, or to authorize, permit, effect or validate the voluntary liquidation, dissolution or winding up of the corporation; provided, however, that a consolidation or merger of the corporation with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph.

      (d) The foregoing provisions regarding voting rights shall not apply if, at or prior to the time when the act with respect to which such provisions would otherwise apply to a vote required to effect such act, (i) all shares of Series R Preferred Stock then outstanding shall have been redeemed or called for redemption and sufficient funds, together with irrevocable instructions to the Paying Agent to apply such funds, shall have been deposited in trust to effect such redemption in accordance with paragraph 6 (b) (ii) and 6 (b) (iii), or (ii) all shares of Series R Preferred Stock have been purchased or otherwise acquired and canceled.

      (e) Holders of Series R Preferred Stock, and the holders of shares of any other series of Series Preferred Stock upon which like voting rights have been conferred and are then exercisable (other than the Series C Junior Participating Preferred Stock), shall be entitled to one vote for each share of such stock held on matters as to which such holders shall be entitled to vote.

      9. Definitions. For purposes hereof, any class or series of stock of the corporation shall be deemed to rank:

            (i) prior to the Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding, up, as the case may be, in preference or priority to the holders of Series R Preferred Stock;

            (ii) on a parity with the Series R Preferred Stock to its dividends or distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, redemption prices or liquidation preferences per share thereof are different from those of the Series R Preferred Stock, if the holders of such class or series of stock and of the Series R Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend amounts or liquidation preferences, without preference or priority to the holders of Series R Preferred Stock; and

            (iii) junior to the Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of the Series R Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series

      (D) Provisions relating to the Series S Preferred Stock.

      1. Designation. The distinctive serial designation of the series established hereby shall be "7-3/4% Cumulative Preferred Stock, Series S" (hereinafter called the "Series S Preferred Stock").

      2. Number. The number of shares of Series S Preferred Stock without par value shall initially be 50,000, which number may not be increased, but may from time to time be decreased (but not below the sum of the number of shares of Series S Preferred Stock then outstanding ) by a resolution duly adopted by the Board of Directors of the corporation. Shares of Series S Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be canceled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

      3. Dividends (a) Holders of shares of Series S Preferred Stock shall be entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares to (but excluding) the March 1, June 1, September 1 or December 1 next succeeding such date of original issuance of such shares (the "Initial Dividend Period"), and for each dividend period commencing on each March 1, June 1, September 1 or December 1 thereafter, and ending on and including the day next preceding the first day of the next dividend period (such Initial Dividend Period and each of such other periods being hereinafter referred to as a "Dividend Period") at a rate of 7-3/4% per annum (the "Dividend Rate"). The amount of dividends per share of Series S Preferred Stock payable for any portion of any Dividend Period less than a full quarter shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the Dividend Period for which the dividends are payable, and by multiplying the Dividend Rate by $2,500.00

      Dividends as provided for in this Paragraph 3 will accrue from the date of original issuance of a share of Series S Preferred Stock and will be payable when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, quarterly on March 1, June 1, September 1 and December 1 in each year (each, a "Dividend Payment Date"), commencing on the Dividend Payment Date next succeeding the date of original issuance of such share, to the holder of record at the close of business on the fifteenth day of the month next preceding the month in which such Dividend Payment Date occurs. Dividends as provided for in this Paragraph 3, to the extent not declared and paid for any past Dividend Periods, may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date therefor, as may be fixed by the Board of Directors of the corporation, or a duly authorized committee of the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend that is not paid when it accrues.

      (b) No dividend shall be declared and paid or set apart for payment on any share of Series S Preferred Stock or any share of any other series of Series Preferred Stock or any share of any class of stock, or series thereof, ranking on a parity with the Series S Preferred Stock as to dividends, for any Dividend Period unless at the same time a like proportionate dividend for the same Dividend Period, ratably in proportion to the respective dividends applicable thereto, shall be declared and paid or set apart for payment on all shares of Series S Preferred Stock and all shares of all other series of Series Preferred Stock and all shares of any class of stock, or series thereof, ranking on a parity with the Series S Preferred Stock as to dividends, then issued and outstanding and entitled to receive dividends. Holders of shares of Series S Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series S Preferred Stock.

      (c) So long as any shares of Series S Preferred Stock shall be outstanding, unless the full cumulative dividends on all outstanding shares of Series S Preferred Stock shall have been declared and paid or set apart for payment for all past Dividend Periods and except as provided in Paragraph 3 (b), (i) no dividend (other than a dividend in Common Stock or in any other stock of the corporation ranking junior to the Series S Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up) shall be declared and paid or set aside for payment, or other distribution declared or made, on the Common Stock or on any other stock ranking junior to or on a parity with the Series S Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) no shares of Common Stock or shares of any other stock of the corporation ranking junior to or on a parity with the Series S Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the corporation or any subsidiary of the corporation (nor shall any moneys be paid to or made available for a sinking or other fund for the redemption, purchase or other acquisition of any shares of any such stock), other than by conversion into or exchange for Common Stock or any other stock of the corporation ranking junior to the Series S Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up.

      4. Liquidation. (a) Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Series S Preferred Stock shall be entitled to receive in full out of the net assets of the corporation or the proceeds thereof, whether from capital or surplus, before any payment or distribution shall be made or set aside for payment on the Common Stock or on any other class or series of stock ranking junior to the Series S Preferred Stock as to distribution of assets upon such liquidation, dissolution or winding up, the amount of $2,500.00 per share, plus in each case an amount equal to accrued and unpaid dividends (whether or not declared) to the date of final distribution (the "Liquidation Preference").

      (b) In the event that the assets of the corporation, or the proceeds thereof, available for distribution to the holders of shares of Series S Preferred Stock upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, shall be insufficient to pay the full Liquidation Preference to which such holders are entitled pursuant to Paragraph 4 (a), no such distribution shall be made on account of any shares of any other series of Series S Preferred Stock or any other class of stock, or series thereof, ranking on a parity with the shares of Series S Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, unless proportionate distributive amounts shall be paid on account of the shares of Series S Preferred Stock, ratably in proportion to the preferential sums which would be payable in such distribution if all sums payable in respect of the shares of all series of Series Preferred Stock and any such other class or series as aforesaid were paid in full.

      (c) After the payment to the holders of the shares of Series S Preferred Stock of the full Liquidation Preference, the holders of shares of Series S Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the corporation, or the proceeds thereof.

      (d) A consolidation or merger of the corporation with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Paragraph 4.

      5. Redemption. (a) Issued and outstanding shares of Series S Preferred Stock shall be redeemable, at the option of the corporation, as a whole or from time to time in part, at any time on or after June 1, 2000 at a redemption price of $2,500.00 per share, plus in each case an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

            (b)(i) In the event the corporation shall redeem shares of Series S Preferred Stock, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not more than 60 nor less than 30 days prior to the date fixed for redemption, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the corporation. Each such notice shall state: (A) the date fixed for redemption; (B) the number of shares of Series S Preferred Stock to be redeemed and, if less than all of the shares of Series S Preferred Stock held by such holder are to be redeemed, the number of such shares (and the certificate numbers of such shares) to be redeemed from such holder; (C) the redemption price (specifying the amount of accrued and unpaid dividends to be included therein) and the manner in which such redemption price is to be paid and delivered; (D) the place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for such shares are to be surrendered for payment of the redemption price; and (E) that dividends an the shares to be redeemed will cease to accrue on such date fixed for redemption. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of share of Series S Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of Series S Preferred Stock to be so redeemed.

            (ii) Notice having been mailed as aforesaid, from and after the date fixed for redemption (unless default shall be made by the corporation in providing funds for the payment of the redemption price), dividends on the shares of Series S Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of Series S Preferred Stock (except the right to receive from the corporation the redemption price, but without interest) shall cease. The corporation's obligation to provide funds in accordance with the preceding sentence shall be deemed fulfilled if, on or before 12:00 noon, New York City time on the date fixed for redemption, the corporation shall deposit with a paying agent (which may be an affiliate of the corporation) (a "Paying Agent"), which shall be a bank or trust company organized and in good standing under the laws of the United States or the State of New York having an office or agency in the Borough of Manhattan, The City of New York, and having (together with its immediate parent) capital, surplus and undivided profits aggregating at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions and authorization that such funds be applied to the redemption of the shares of Series S Preferred Stock so called for redemption upon surrender of certificates for such shares (properly endorsed or assigned for transfer).

            (iii) If such notice of redemption shall have been duly mailed or if the corporation shall have given to a Paying Agent irrevocable authorization promptly to mail such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the corporation with such Paying Agent in trust for the pro rata benefit of the holders of the shares of Series S Preferred Stock called for redemption, together with irrevocable instructions that such funds be applied to such redemption, then, notwithstanding that any certificate for shares of Series S Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares of Series S Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares of Series S Preferred Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive from such Paying Agent at any time after the time of such deposit the funds so deposited, without any interest thereon.

            (iv) Any interest accrued on funds deposited with a Paying Agent in connection with any redemption of shares of Series S Preferred Stock shall be paid to the corporation from time to time and the holders of any such shares to be redeemed with such money shall have no claim to any such interest. Any funds deposited and unclaimed at the end of two years from any redemption date shall be repaid or released to the corporation, after which the holder or holders of shares of Series S Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price, without any interest thereon.

      (c) Upon surrender in accordance with such notice of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the corporation at the applicable redemption price. If less than all the outstanding shares of Series S Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the corporation.

      (d) In no event shall the corporation redeem less than all the outstanding shares of Series S Preferred Stock unless full cumulative dividends shall have been declared and paid or set apart for payment on all outstanding shares of Series S Preferred Stock for all prior Dividend Periods; provided, however, that the foregoing shall not prevent, if otherwise permitted, the purchase or acquisition of shares of Series S Preferred Stock pursuant to a tender or exchange offer made on the same terms to holders of all the outstanding shares of Series S Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' addresses as the same appear on the books of the corporation; and provided, further, however, that if some, but less than all, of the shares of Series S Preferred are to be purchased or otherwise acquired pursuant to such tender or exchange offer and the number of shares so tendered exceeds the number of shares so to be purchased or otherwise acquired by the corporation, the shares of Series S Preferred Stock so tendered shall be purchased or otherwise acquired by the corporation on a pro rata basis (with adjustments to eliminate fractions) according to the number of such shares duly tendered by each holder so tendering shares of Series S Preferred Stock for such purchase or exchange.

      6. Conversion and Exchange. The holders of shares of Series S Preferred Stock shall not have any rights to convert such shares into or to exchange such shares for shares of Common Stock or any other stock of the corporation.

      7. Voting Rights. (a) Except as hereinafter in this Paragraph 7 expressly provided and as otherwise from time to time required by the laws of the State of New York, the Series S Preferred Stock shall not have any voting rights.

      (b) Whenever, at any time or times, dividends payable on shares of Series S Preferred Stock shall be in arrears in an amount equivalent to dividends for six full Dividend Periods, then, immediately upon the happening of such event, the number of directors of the corporations shall be increased by two and the holders of outstanding shares of Series S Preferred Stock shall have the right, voting together as a single class with holders of shares of any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, to the exclusion of the holders of the Common Stock, the holders of any other series of Series Preferred Stock upon which such voting rights have not been conferred or are not then exercisable, and the holders of any other stock of the corporation having general voting rights, to vote for the election of two members of the Board of Directors of the corporation to fill such newly created directorships, until all dividends in arrears on the Series S Preferred Stock have been declared and paid or set apart for payment in full. The right of the holders of Series S Preferred Stock to elect members of the Board of Directors of the corporation as aforesaid shall continue until such time as all dividends in arrears on the Series S Preferred Stock shall have been declared and paid or set apart for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent arrearage in the amount above mentioned. Upon any termination of the right of such holders to elect directors as herein provided, the term of office of all directors then in office elected thereby, and the vacancies created pursuant to this Paragraph 7(b), shall terminate immediately. Any director who shall have been so elected pursuant to this Paragraph 7(b) may be removed at any time, with or without cause, and any vacancy thereby created may be filled, only by the affirmative vote of the holders of Series S Preferred Stock voting together as a single class with the holders of shares of any other series of Series Preferred Stock upon which like voting rights have been conferred and are then exercisable. If the office of any director so elected pursuant to this Paragraph 7 (b) becomes vacant for any reason other than removal from office as aforesaid, the remaining director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

      (c) So long as any shares of Series S Preferred Stock shall be outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law and subject to any other voting rights that may be conferred on other series of Series Preferred Stock or greater percentage that may be required under the terms of such series of Series Preferred Stock, the affirmative vote or consent of (a) the holders of at least 66-2/3% of the shares of Series S Preferred Stock and (b) the holders of at least a majority of the shares of Series S Preferred Stock and of any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, voting together as a single class, in each case given in person or by proxy either in writing or by resolution at any special or annual meeting called for the purpose, shall be necessary to authorize, permit, effect or validate any one or more of the following: (i) the authorization or any increase in the authorized amount of any class of stock, or the establishment or designation of any series of stock (unless the class of which such series is a part has been authorized previously pursuant to this Paragraph 7 (c) (i)), or the issuance or sale of any obligation, security or instrument convertible into, exchangeable for, or evidencing the right to purchase, acquire or subscribe for shares of a class or series of stock, if such class or series of stock ranks prior to the Series S Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up (unless the class or series has been authorized previously pursuant to this Paragraph 7(c)(i)), and (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the certificate of incorporation, as amended hereby, which would materially and adversely affect any right, preference, privilege or voting rights of the Series Preferred Stock then outstanding provided; however, that in the event that any such amendment, alteration or repeal would materially and adversely affect the rights of only the Series S Preferred Stock, then such amendment, alteration or repeal may be effected only with the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series S Preferred Stock then outstanding; provided further, however, that the authorization, establishment, designation, issuance or sale of other Series Preferred Stock shall not have, or be deemed to have, such material adverse effect; and provided further, however, that an increase in the authorized amount of Series Preferred Stock, or the amount of authorization, establishment, designation, issuance or sale of any shares of stock that do not rank prior to the Series Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, shall not have, or be deemed to have, such material adverse effect.

      In addition, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least a majority of the shares of Series S Preferred Stock and any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, voting together as a single class, given in person or by proxy either in writing or by resolution at any special or annual meeting called for the purpose, shall be necessary to authorize an increase in the authorized amount of the Series Preferred Stock or the new class of serial preferred stock of the corporation authorized by the stockholders of the corporation prior to the creation of the Series S Preferred Stock (the "Serial Preferred Stock"), or the creation of a class of stock that would rank pari passu with the Series Preferred Stock or the Serial Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, or to authorize, permit, effect or validate the voluntary liquidation, dissolution or winding up of the corporation; provided, however, that a consolidation or merger of the corporation with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Paragraph.

      (d) The foregoing provisions regarding voting rights shall not apply if, at or prior to the time when the act with respect to which such provisions would otherwise apply to a vote required to effect such act, (i) all shares of Series S Preferred Stock then outstanding shall have been redeemed or called for redemption and sufficient funds, together with irrevocable instructions to the Paying Agent to apply such funds shall have been deposited in trust to effect such redemption in accordance with Paragraph 5(b)(ii) or 5(b)(iii) or (ii) all shares of Series S Preferred Stock have been purchased or otherwise acquired and canceled

      (e) Holders of Series S Preferred Stock, and the holders of shares of any other series of Series Preferred Stock upon which like voting rights have been conferred and are then exercisable (other than the Series C Junior Participating Preferred Stock), shall be entitled to one vote for each share of such stock held on matters as to which such holders shall be entitled to vote.

      8. Definitions. For purposes hereof, any class or series of stock of the corporation shall be deemed to rank:

            (i) prior to Series S Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series S Preferred Stock;

            (ii) on a parity or pari passu with the Series S Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, redemption prices or liquidation preferences per share thereof are different from those of the Series S Preferred Stock, if the holders of such class or series of stock and of the Series S Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend amounts or liquidation preferences, without preference or priority to the holders of Series S Preferred Stock; and

            (iii) junior to the Series S Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of the Series S Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

      FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

      SIXTH: The registered agent of the corporation is CT Corporation System, whose address is 1633 Broadway, New York, New York 10019. The registered agent is the agent of the corporation upon whom process against it may be served.

      SEVENTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity except that the liability of a director shall not be eliminated (1) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated.
Section 719 of
the New York Business Corporation Law, or (2) his acts or omissions occurred prior to the adoption of this provision.

      4. This Restatement of the certificate. of Incorporation was authorized by the affirmative unanimous written consent of the Board of Directors of the corporation, dated June 4, 1999, and the favorable written consent of the sole shareholder, dated June 4, 1999.

      IN WITNESS WHEREOF, the undersigned have signed this Restatement of the Certificate of Incorporation and affirm that the statements made herein are true under the penalties of perjury this 4th day of June, 1999.


                                        -----------------------------------
                                        Name:  Frank N. Newman
                                        Title: President


                                        -----------------------------------
                                        Name:  James T. Byrne
                                        Title: Senior Vice President and
                                               Secretary


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